Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-269119) of our report dated April 5, 2023, relating to the financial statements of Jeffs’ Brands Ltd, appearing in its Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

April 10, 2023